UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2023 (December 14, 2023)

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Compensatory Arrangements of Certain Officers.

Fifth Amendment to the 2019 Equity Incentive Plan

As described in Item 5.07 of this Current Report on Form 8-K (this “Report”), the stockholders of Riot Platforms, Inc. (“Riot” or the “Company”) approved the Fifth Amendment (the “Fifth Amendment”) to the Company’s 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”) at a special meeting of Riot’s stockholders held on December 14, 2023 (the “Special Meeting”) for that purpose. Such approval authorizes the reservation of 13,000,000 additional shares of Riot’s Common Stock, no par value per share, (“Common Stock”) for issuance under the 2019 Equity Plan. The Company’s Board of Directors (the “Board”) and its Compensation and Human Resources Committee (the “Compensation Committee”), which oversees and administers the 2019 Equity Plan, unanimously approved the Fifth Amendment on October 11, 2023, and recommended it for stockholder approval at the Special Meeting.

The 2019 Equity Plan provides for awards of equity-based compensation in the form of restricted shares of Common Stock or preferred stock of the Company, or as restricted stock units, options, warrants, and other contractual rights and derivative securities relating to shares of Riot’s Common Stock. Such equity awards may be granted to all directors, officers, employees, and service providers of the Company eligible to participate in the 2019 Equity Plan. Equity awards granted under the 2019 Equity Plan are subject to certain restrictions and are at risk of forfeiture until vesting, which may occur based on the achievement of service requirements or performance criteria, as established by the Compensation Committee and specified in an award agreement covering such awards. Equity awards granted under the 2019 Equity Plan, including vested awards, may also be subject to clawback rights of the Company, as specified in the applicable award agreement, the 2019 Equity Plan, or the Company’s compensation policies and other governing documents.

A more detailed description of the Fifth Amendment and related matters was set forth in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 17, 2023 (the “Proxy Statement”), under the heading “Proposal No. 1: Approval of the Fifth Amendment to the 2019 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder by 13,000,000 Shares” and is incorporated herein by reference. The foregoing summary of the Fifth Amendment and of the 2019 Equity Plan, as well as the summaries thereof set forth in the Proxy Statement, are qualified in their entirety by reference to the full text of the Fifth Amendment and of the 2019 Equity Plan, as amended, which are filed as Exhibits 4.1 and 4.2 to this Report, respectively, and incorporated by reference herein.

Item 5.07 – Submission of Matters to a Vote of the Security Holders.

On December 14, 2023, the Company held a Special Meeting of stockholders via virtual meeting portal. The sole item of business for consideration at the Special Meeting was to hold a stockholder vote on approval of the Fifth Amendment to the 2019 Equity Plan, copies of which are filed as Exhibits 4.1 and 4.2 to this Report, respectively.

As disclosed in the Proxy Statement, the Board established October 16, 2023 as the date of record for the Special Meeting (the “Record Date”). There were 198,681,632 shares of Common Stock (the “Shares of Record”) issued and outstanding as of the close of business on the Record Date. No other class of Riot’s capital stock was issued or outstanding as of that date. According to the Company’s Bylaws, only the Shares of Record were eligible to take part in the Special Meeting.

The Company’s Bylaws require the presence of a quorum of at least one-third (33.33%) of the Shares of Record for a special stockholders’ meeting for business to be conducted at such meeting. There were 71,174,560 Shares present at the Special Meeting in person or by proxy, constituting approximately 35.82% of the Shares of Record. Thus, a quorum of the Shares of Record was achieved, and the business of the Special Meeting could proceed.

At the Special Meeting, the sole matter presented to the Company’s stockholders for their consideration was Proposal No. 1, to approve the Fifth Amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 13,000,000 shares.

According to the Company’s organizational documents and Nevada law, the affirmative vote of at least a majority of the votes cast for this proposal is required to obtain stockholder approval:

For	Against	Abstaining	Broker Non-Votes
48,143,295	21,894,065	1,137,200	N/A

Accordingly, the Fifth Amendment to the Equity Incentive Plan was approved by the Company’s stockholders, with approximately 68% of shares cast at the Special Meeting voting in favor of the proposal.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
4.1	Fifth Amendment to the 2019 Equity Incentive Plan of Riot Platforms, Inc.
4.2	2019 Equity Incentive Plan of Riot Platforms, Inc., as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant, Riot Platforms, Inc., has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized representative.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: December 20, 2023